SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: February 17, 2006

                           NEOMEDIA TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                        0-21743               36-3680347
           --------                        -------               ----------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
          incorporation)                                     Identification No.)


  2201 SECOND STREET, SUITE 600, FORT MYERS, FLORIDA                 33901
  --------------------------------------------------                 -----
      (Address of principal executive offices)                     (Zip code)

  Registrant's telephone number, including area code:         (239) 337-3434
                                                              --------------

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On February 17, 2006, NeoMedia Technologies, Inc., a Delaware corporation (the "Company") entered into an Investment Agreement (the "Investment
Agreement") with Cornell Capital Partners, LP, a Delaware limited partnership (the "Buyer"). Pursuant to the Investment Agreement, the Company will issue and sell to the Buyer Twenty-Seven Million Dollars (US $27,000,000) of Series C Preferred Shares (the "Series C Preferred Shares"), of which (i) Three Million Two Hundred Eighty Thousand Seven Hundred Two Dollars ($3,208,702) were purchased by the Buyer for consideration solely consisting of surrending that certain Promissory Note, dated March 30, 2005 in the original principal amount of Ten Million Dollars (US $10,000,000) issued in the name of the Buyer, (ii) Eighteen Million Seven Hundred Ninety-One Thousand Two Hundred Ninety-Eight Dollars (US $18,791,298) were purchased by additional funding (consisting of $16,791,298 of immediately available funds and $2,000,000 of securities) from the Buyer as of February 17, 2006, and (iii) Five Million Dollars (US $5,000,000) shall be purchased by an additional funding by the Buyer on the date a registration statement filed by the Company pursuant to the terms of that certain Investor Registration Rights Agreement, dated February 17, 2006 by and between the Company and the Buyer is declared effective by the U.S. Securities and Exchange Commission. The Series C Preferred Shares are convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") in accordance with the terms of the Company Certificate of Designations, Preferences, and Rights of the Series C Preferred Shares.

      In  addition,  pursuant  to the  terms of the  Investment  Agreement,  the
Company issued to the Buyer (i) a warrant to purchase twenty million (20,000,000) shares of Common Stock exercisable for a period of 5 years at an exercise price of $0.50 per share; (ii) a warrant to purchase twenty-five million (25,000,000) shares of common stock exercisable for a period of 5 years at an exercise price of $0.40 per share; and (iii) a warrant to purchase thirty million (30,000,000) shares of common stock exercisable for a period of 5 years at an exercise price of $0.35 per share.

      On February 17, 2006, the Company and the Buyer entered into an Assumption Agreement, whereby the Buyer sold and assigned to the Company those certain Promissory Notes issued by Pick Ups Plus, Inc., dated September 30, 2003, October 13, 2004, June 6, 2005, and August 4, 2005, in the aggregate principal amount of $1,365,000 and accrued interest of $246,231.78 for a purchase price equal to One Million Six Hundred Eleven Thousand Two Hundred Thirty-One Dollars and 78/100 (US $1,611,231.78).

      On February 17, 2006, the Company and the Buyer entered into an Assignment of Common Stock, whereby the Buyer sold and assigned to the Company twenty million (20,000,000) shares of common stock, par value $0.001 per share, of Pick Ups Plus, Inc. for a purchase price equal to Three Hundred Eighty-Eight Thousand Seven Hundred Sixty-Eight Dollars and 22/100 (US $388,768.22).

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

      See Item 1.01 above.


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

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS


EXHIBIT NO.        ITEM
------------       -----------------------------------------------------------------       -----------------
Exhibit 10.1       Investment Agreement, dated February 17, 2006 by and between the        Provided herewith
                   Company and the Buyer

Exhibit 10.2       Investor Registration Rights Agreement, dated February 17, 2006 by      Provided herewith
                   and between the Company and the Buyer

Exhibit 10.3       Irrevocable Transfer Agent Instruction, dated February
                   17, 2006, by Provided herewith and among the Company, the Buyer and American Stock Transfer & Trust Co.

Exhibit 10.4       Warrant, dated February 17, 2006                                        Provided herewith

Exhibit 10.5       Warrant, dated February 17, 2006                                        Provided herewith

Exhibit 10.6       Warrant, dated February 17, 2006                                        Provided herewith

Exhibit 10.7       Assignment Agreement, dated February 17, 2006 by the Buyer and the      Provided herewith
                   Company

Exhibit 10.8       Assignment of Common Stock, dated February 17, 2006 by and between      Provided herewith
                   the Company and the Buyer


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2006           NEOMEDIA TECHNOLGIES, INC.

                                  By: /s/ CHARLES T. JENSEN
                                      ------------------------------------------
                                      Name: Charles T. Jensen
                                      Its:  Chief Executive Officer and Director


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